Back to Contents

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-106083 and 333-59970), Form S-4 (No. 333-115069) and Form S-8 (Nos. 333-61323, 333-85659, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco Realty Corporation and Subsidiaries of our report dated March 3, 2005, relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 4, 2005

139